SHEREFF, FRIEDMAN, HOFFMAN &
             GOODMAN, LLP
            919 Third Avenue
 New York, New York  10022-9998


              October 18, 1995



Merrill Lynch Utility Income Fund, Inc.
P.O. Box 9011
Princeton, New Jersey  08543-9011

Dear Sirs:

          Merrill Lynch Utility Income
Fund, Inc., a Maryland corporation
(the "Fund"), is filing with the
Securities and Exchange Commission
a Rule 24f-2 Notice containing the
information specified in paragraph
(b)(1) of Rule 24f-2 under the
Investment Company Act of 1940
(the "Rule").  The effect of the Rule
24f-2 Notice, when accompanied by
this Opinion and by the filing fee,
payable as prescribed by paragraph
(c) of the Rule will be to make definite in number the number of shares sold by the Fund during its fiscal year ended August 31, 1995 in reliance upon the Rule (the "Rule 24f-2
Shares").

          We have served as counsel to
the Fund since its inception and have
participated in various corporate and
other proceedings relating to the
Fund and to the Rule 24f-2 Shares.
We have examined copies, either
certified or otherwise proven to our
satisfaction to be genuine, of its
Charter and By-laws, as currently in
effect, and have received a Certificate
of Good Standing dated October 16,
1995 from the Department of
Assessments and Taxation of the
State of Maryland certifying the
existence and good standing of the
Fund.  We have also reviewed the
form of the Rule 24f-2 Notice being
filed by the Fund.  We are generally
familiar with the business affairs of
the Fund.

          The Fund has advised us that
the Rule 24f-2 Shares were sold in the
manner contemplated by the prospectus
of the Fund current and effective under
the Securities Act of 1933 at the time of sale, that the Rule 24f-2 Shares were sold in numbers within the limits prescribed by the Charter of the Fund, and that the Fund received with respect to the Rule 24f-2 Shares consideration in an amount of not less than the par value thereof as required by the laws of Maryland and not less than the net asset value thereof as required by the Investment Company Act of 1940.

          Based upon the foregoing, it is our
opinion that:

          1.   The Fund has been organized
and is legally existing under the laws of the State of Maryland.

          2.   The Fund is authorized to issue
an unlimited number of shares.

          3.   The Rule 24f-2 Shares were
legally issued and are fully paid and
non-assessable.

          We are members of the Bar of the
State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United
States of America and the State of New
York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland, and where applicable, published cases, rules or regulations of regulatory bodies of that State. We hereby consent to the filing of this Opinion with the Securities and Exchange Commission together with the Rule 24f-2 Notice of the Fund, and to the filing of this Opinion under the securities laws of any state.

               Very truly yours,



  /s/Shereff, Friedman, Hoffman &
             Goodman, LLP
  Shereff, Friedman, Hoffman &
             Goodman, llp

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